Exhibit 5.01

                         [LETTERHEAD OF KUTAK ROCK LLP]

                                November 13, 2002

Medical Capital Management, Inc.
5190 Neil Road
Reno, Nevada  89502

Ladies and Gentlemen:

     We have acted as counsel to Medical Capital Management, Inc. (the "Company") in connection with the filing of a registration statement on Form SB-2, including a related Prospectus, under the Securities Act of 1933, as amended (the "Act"), to which this opinion is attached as an exhibit. The registration statement covers a proposed offering by the Company of up to $100,000,000 in principal amount of its Redeemable Secured Notes, Series II (the "Notes"). Such registration statement, as amended, and the Prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and other corporate documents as we deemed necessary to the performance of our services and to render this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

Medical Capital Management, Inc.
November 13, 2002
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          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Notes as specified in the Prospectus and (iii) consideration is received for the Notes: we are of the opinion that when sold, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                        Very truly yours,

                                        /s/ Kutak Rock LLP

                                        Kutak Rock LLP